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                                                          EXHIBIT 23.2





                                            December 20, 1996


Board of Directors
Chateau Properties, Inc.
19500 Mall Road
Clinton Township, MI 48038

Gentlemen:

     We hereby consent to the inclusion of our opinion letter addressed to the Board of Directors of Chateau Properties, Inc. ("Chateau Properties") as Appendix C to the Joint Proxy Statement/Prospectus of Chateau Properties and ROC Communities, Inc. ("ROC Communities") which form a part of the Registration Statement on Form S-4 related to the proposed merger of ROC Communities with a subsidiary of Chateau Properties and to the references therein to such opinion under the captions "Summary-Recommendations of the Boards of Directors; Reasons for the Merger-Chateau", "Summary-Opinions of Financial Advisors-Chateau; Opinions of Merrill Lynch and Goldman Sachs".
"The Proposed Merger and Related Matters-Background of the Merger", "The Proposed Merger and Related Matters-Recommendation of the Chateau Board; Reasons for the Merger" and "The Proposed Merger and Related Matters-Opinions of Financial Advisors to Chateau-Merrill Lynch." In addition, we hereby consent to references to our oral opinion as to the inadequacy of the MHC Offer from a financial point of view under the captions "The Proposed Merger and Related Matters-Recommendation of the Chateau Board; Reasons for the Merger" and "The Proposed Merger and Related Matters-Opinions of Financial Advisors to Chateau-Financial Analyses" in the above referenced Joint Proxy Statement/Prospectus. In giving such consents we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                           INCORPORATED


                                By:  /s/John C. Brady
                                   -----------------------------------
                                    Authorized Officer
                                    Investment Banking Group